As filed with the U.S. Securities and Exchange Commission on October 8 , 2015

Registration No. 333- 207184

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNOCOLL AG

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Innocoll AG Unit 9, Block D

Monksland Business Park

Monksland, Athlone

Ireland

+353 (0) 90 6486834

(Address and telephone number of registrant’s principal executive offices)

Anthony P. Zook

Cottage 9, West Chester Pike

Newtown Square, PA 19073

(610) 405-2347

(Name, address, and telephone number of agent for service)

Copies to:

Jeffrey A. Baumel, Esq.

Kristina E. Beirne, Esq.

Asim Grabowski-Shaikh, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Tel. No.: 212-768-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed solely for the purposes of amending Item 9 of Part II and filing certain exhibits indicated in such item. Accordingly, this Amendment No. 1 to the Registration Statement consists only of the facing page, this explanatory note, Item 9 of Part II, the signature pages, the exhibit index and certain exhibits. No changes are being made to Part I or Items 8 or 10 of Part II by this filing.

1

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.   Exhibits.

Exhibit
Number	Description of Exhibit
3.1 *	Amended and Restated Articles of Association
4.1	Form of specimen of ordinary registered share certificate and English translation(1)
4.2	Form of Deposit Agreement(1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)(1)
5.1	Opinion of Dentons Europe LLP
23.1	Consent of Dentons Europe LLP (included in Exhibit 5.1)
23.2 *	Consent of Grant Thornton, independent registered public accounting firm
24.1 *	Powers of Attorney

(1)	Incorporated by reference to our registration statement on Form F-1/A (file no. 333-196910), filed July 24, 2014.

*	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athlone, Ireland, on this 8 th day of October, 2015.

INNOCOLL AG

By:	/s/ Anthony P. Zook
Anthony P. Zook
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Anthony P. Zook	Chief Executive Officer and	October 8 , 2015
Anthony P. Zook	Chairperson of management board
(Principal executive officer)

/s/ Jose Carmona	Chief Financial Officer	October 8 , 2015
Jose Carmona	(Principal financial and accounting officer)

*	Chairperson of supervisory board	October 8 , 2015
Jonathan Symonds, CBE

*	Vice chairperson of supervisory board	October 8 , 2015
Shumeet Banerji, Ph.D.

*	Member of supervisory board	October 8 , 2015
A. James Culverwell

*	Member of supervisory board	October 8 , 2015
David R. Brennan

*	Member of supervisory board	October 8 , 2015
Rolf D. Schmidt

*	Member of supervisory board	October 8 , 2015
Joseph Wiley, M.D.

*By:	/s/ Anthony P. Zook
Anthony P. Zook
As Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States has signed this Registration Statement on this 8 th day of October , 2015.

INNOCOLL AG

By:	/s/ Anthony P. Zook
Anthony P. Zook
Service of Process Officer

Exhibit Index

Exhibit
Number	Description of Exhibit
3.1 *	Amended and Restated Articles of Association
4.1	Form of specimen of ordinary registered share certificate and English translation(1)
4.2	Form of Deposit Agreement(1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)(1)
5.1	Opinion of Dentons Europe LLP
23.1	Consent of Dentons Europe LLP (included in Exhibit 5.1)
23.2 *	Consent of Grant Thornton, independent registered public accounting firm
24.1 *	Powers of Attorney

(1)	Incorporated by reference to our registration statement on Form F-1/A (file no. 333-196910), filed July 24, 2014.

*	Previously filed .